                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): October 24, 2003


                        WITS BASIN PRECIOUS MINERALS INC.
               (Exact Name of Registrant as Specified in Charter)



          Minnesota                      1-12401                84-1236619
(State or Other Jurisdiction           (Commission             (IRS Employer
      of Incorporation)                File Number)          Identification No.)


          800 Nicollet Mall, Suite 2690
             Minneapolis, Minnesota                           55402
    (Address of Principal Executive Offices)                (Zip Code)


                                  612.664.0570
              (Registrant's telephone number, including area code)


          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

On October 24, 2003, Wits Basin Precious Minerals Inc. (the "Registrant") completed a private placement of units of its securities, each unit consisting of one share of the Registrant's common stock and a one-year warrant to purchase one-half share of common stock at an exercise price of $0.75 per share. The Registrant sold an aggregate of 10,190,000 units, resulting in aggregate gross proceeds of approximately $2,547,500.

In connection with the private placement, the Registrant engaged placement agents and other finders. As compensation for their services, the Registrant agreed to pay compensation to each such agent as follows: (i) a commission payable in cash or common stock (priced at $0.50 per share) equal to 10% of the gross proceeds resulting from each agent's selling efforts; and (ii) a 4-year warrant to purchase such number of shares (at an exercise price of $0.50 per share) of common stock equal to 10% of the units sold as a result of their efforts. In accordance with such terms, the Registrant paid aggregate cash commissions of $250,500, and issued, in the aggregate, warrants to purchase an additional 1,002,000 shares of common stock.

Copies of the Registrant's press releases dated October 14, 2003 and October 28, 2003, are attached hereto as Exhibits 99.1 and 99.2 and incorporated by reference herein.



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
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

     Exhibit        Description of Document
     -------        -----------------------
        4.1         Form of Common Stock Purchase Warrant

       99.1         Press release dated October 14, 2003

       99.2         Press release dated October 28, 2003

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              WITS BASIN PRECIOUS MINERALS INC.


Date:  October 30, 2003                       By: /s/ Mark D. Dacko
                                                  ------------------------------
                                                  Mark D. Dacko
                                                  Chief Financial Officer

                                  EXHIBIT INDEX

     Exhibit        Description of Document
     -------        -----------------------
        4.1         Form of Common Stock Purchase Warrant
       99.1         Press release dated October 14, 2003
       99.2         Press release dated October 28, 2003



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